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                                                                   EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-47282 on Form N-14 of MuniHoldings Florida Insured Fund (the "Fund") of our report dated October 13, 2000 relating to the financial statements and financial highlights of the Fund appearing in this Registration Statement. We also consent to the reference to us under the captions "COMPARISON OF THE
FUNDS -- Financial Highlights - FLORIDA INSURED" and "EXPERTS" appearing in the Proxy Statement and Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
November 3, 2000